UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2023

Standard BioTools Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000 South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 266-6000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 15, 2023, Standard BioTools Inc. (the “Company”) announced the appointment of Jeffrey G. Black, age 54, as Chief Financial Officer of the Company, effective as of May 15, 2023.

Mr. Black served as Senior Vice President and Chief Financial Officer of Apollo Endosurgery Inc., a publicly listed medical technology company focused on endoscopic therapies for gastrointestinal conditions and interventional treatment of obesity, from August 2021 until April 2023, when Apollo was acquired by Boston Scientific. Prior to joining Apollo, he served as Executive Vice President and Chief Financial Officer of Alphatec Holdings, Inc., a publicly listed medical technology company focused on the surgical treatment of spinal disorders, from March 2017 to April 2021. Prior to joining Alphatec, Mr. Black was Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a proteomics-based diagnostics company, Senior Vice President and Chief Financial Officer of AltheaDx, Inc., a pharmacogenetics diagnostics company, and Senior Vice President and Chief Financial Officer of Verenium Corporation, an industrial biotechnology company. Mr. Black began his career at Ernst & Young LLP. Mr. Black is a member of the board of directors of Cellana, Inc., where he serves as chair of the audit committee. Mr. Black received his B.S. in Business from the University of Arizona.

The Company entered into an offer letter with Mr. Black (“Offer Letter”) pursuant to which he will be an at-will employee of the Company. Pursuant to the Offer Letter, he will receive an annual base salary of $415,000 and be eligible to receive an annual bonus with a target level of 55% of his annual base salary, prorated based on his date of hire.

As a material inducement for Mr. Black to commence employment with the Company, he will receive an award of stock options to purchase 400,000 shares of the Company’s common stock (“Option Award”). The Option Award will have a 10-year term and an exercise price per share equal to the closing price of the Company’s common stock as quoted on the Nasdaq Global Select Market on May 15, 2023. Subject to his continued employment with the Company through the applicable vesting dates, 25% of the shares subject to the Option Award will vest on the first anniversary of the vesting commencement date, and the remaining 75% of the shares subject to the Option Award will vest in roughly equal monthly installments thereafter. In addition, as a material inducement for Mr. Black to commence employment with the Company, he will receive an award of restricted stock units valued at $400,000 (“RSU Award”) based on the closing price of the Company’s common stock on May 15, 2023. Subject to his continued employment with the Company, 25% of the shares underlying the RSU Award will vest on the first anniversary of the vesting commencement date and the remaining 75% of the shares underlying the RSU Award will vest in roughly equal installments every three months thereafter until fully vested in May 2027. The Option Award and RSU Award will be subject to the terms of the Company’s 2022 Inducement Equity Incentive Plan and the applicable award agreements thereunder.

The Company also entered into its 2020 Change of Control and Severance Plan Participation Agreement (“Severance Plan Participation Agreement”) with Mr. Black, with terms substantially as set forth under “Change of Control and Severance Plan” in the Company’s 2021 proxy statement filed April 14, 2021.

The foregoing descriptions of the Offer Letter and the Severance Plan Participation Agreement are qualified in their entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and the terms of which are incorporated by reference herein, and the Severance Plan Participation Agreement, a copy of which is filed as Exhibit 10.2 hereto, and the terms of which are incorporated by reference herein.

The Company expects to enter into its form of indemnification agreement for directors and executive officers with Mr. Black, which requires the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or an executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director, officer or other fiduciary of any other company or enterprise to which the person provides services at the Company’s request.

There are no family relationships between Mr. Black and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Black that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Black and any other persons pursuant to which he was selected to be the Company’s Chief Financial Officer.

On May 15, 2023, the Company issued a press release regarding the appointment of Mr. Black. The full text of the press release is attached as Exhibit 99.1 hereto. The information in Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Departure of Chief Financial Officer

In connection with the appointment of Mr. Black as Chief Financial Officer, Vikram Jog’s last day as the Company’s Chief Financial Officer was May 14, 2023. From May 15, 2023 until June 9, 2023 it is expected that Mr. Jog will remain an employee of the Company in the role of Special Advisor, reporting to the Company’s Chief Executive Officer. A letter agreement dated May 10, 2023 was entered into between the Company and Mr. Jog (“Letter Agreement”) that provides for the following severance benefits: (a) as required by the Company’s 2020 Change of Control and Severance Plan, cash severance benefits equal to 75% of Mr. Jog’s annual base salary, payment by the Company of continued health coverage under COBRA for nine months, and reasonable outplacement services; and (b) accelerated vesting of equity. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.3 hereto, and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Offer letter by and between Standard BioTools Inc. and Jeffery G. Black executed May 10, 2023
10.2	Standard BioTools Inc. 2020 Change of Control and Severance Plan Participation Agreement by and between Jeffery G. Black and Standard BioTools Inc. dated May 10, 2023
10.3	Letter agreement by and between Standard BioTools Inc. and Vikram Jog dated May 10, 2023
99.1	Press release of Standard BioTools Inc. dated May 15, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD BIOTOOLS INC.

Date: May 15, 2023	By:	/s/ Hanjoon Alex Kim
Hanjoon Alex Kim
Chief Operating Officer